                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Option Plan for Outside Directors of Wolverine Tube, Inc. of our report dated February 2, 2001, with respect to the consolidated financial statements of Wolverine Tube, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP
                                    --------------------------------------------
                                        Ernst & Young LLP

Birmingham, Alabama
August 13, 2001